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                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K



             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): December 21, 1998



                         GLOBAL IMAGING SYSTEMS, INC.
                         ----------------------------
            (Exact name of registrant as specified in its charter)


       Delaware                           000-24373             59-3247752
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   (State or other jurisdiction of    (Commission File      (I.R.S. Employer
   incorporation or organization)         Number)           Identification No.)



        13902 N. Dale Mabry, Tampa, Florida               33618
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    (Address of principal executive offices)            (Zip Code)


      Registrant's telephone number, including area code: (813) 960-5508


      __________________________________________________________________
            (Former name or address, if changed since last report)


                          Exhibit Index is on page 5.
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On December 21, 1998 and effective as of December 1, 1998, Global Imaging Systems, Inc. ("Global") purchased all of the issued and outstanding stock of Capitol Office Solutions, Inc. ("Capitol") pursuant to a Stock Purchase Agreement, dated as of November 19, 1998, by and among Global, as Buyer; Capitol; Armen Manoogian; L. Neal Berney; John Boyett; Edward Cobb; Bruce D. Cook; Raymond Echols; Gary M. Fuller; Golder, Thoma, Cressey, Rauner Fund IV, L.P. (the "Fund"); Kevin Godwin; Green, Manning & Bunch Holdings, Inc.; Christopher Groff; Jackson National Life Insurance Company ("JNL"); Todd S. Johnson; Thomas S. Johnson; Mark M. Lloyd; Scott Lloyd; Alexis McGhee; Michael Mueller; Raymond Schilling; Allan Small; Terry K. Smith and Crystal E. Smith; Dewey Suddeth; Tidewater Partners, LLC; and Alfred Vieira, as Sellers. Messrs. Thomas Johnson, Mueller, Schilling and Vieira are executives officers of Global. Mr. Todd Johnson is Mr. Thomas Johnson's son. Messrs. Thomas Johnson and Berney are directors of Global. Two other directors of Global, Carl Thoma and William Kessinger, are Principals of the general partner of the Fund's general partner and a third director, Bruce Gorchow, is Executive Vice President of PPM America, Inc., the exclusive investment advisor to JNL.

     Global paid the Sellers a total purchase price of approximately $46,400,000 in cash, plus 612,455 shares of Global's Common Stock, par value $.01 per share. Global also assumed approximately $16,132,000 of indebtedness of Capitol, all of which it repaid upon the closing of the acquisition. Global borrowed funds under its $175 million line of credit from First Union National Bank to pay the cash portion of the purchase price. The purchase price for the acquisition was the subject of a fairness opinion by an independent advisor to Global's Board of Directors.

     Capitol is engaged in the office imaging solutions industry in the Washington D.C., Southern Maryland, and Northern Virginia area.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Capitol.

     Financial statements for Capitol are not being filed with the initial filing of this report, but will be filled with an amendment to this report no later than March 8, 1999.

     (b)  Pro Forma Financial Information.

     Pro forma financial information is not being filed with the initial filing of this report, but will be filled with an amendment to this report no later than March 8, 1999.

                                       2
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     (c)  Exhibit.

Exhibit Number                Description
--------------                -----------

10.1 Stock Purchase Agreement, dated as of November 19, 1998, by and among Global as Buyer; Capitol; Armen Manoogian, and the other persons named therein as Sellers.

                                       3
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: January 5, 1999


                                   GLOBAL IMAGING SYSTEMS, INC.



                                   /s/ Raymond Schilling
                                   ----------------------------
                                   Raymond Schilling
                                   Vice President, Chief Financial Officer,
                                   Secretary and Treasurer

                                       4
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                                 EXHIBIT INDEX

Exhibit Number                     Description
--------------                     -----------

10.1 Stock Purchase Agreement, dated as of November 19, 1998, by and among Global as Buyer, Capitol; Armen Manoogian, and the other persons named therein as Sellers.

                                       5